UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 20, 2006

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with his election to the Board of Directors of the Company (the “Board”) as described in Item 5.02 below, on June 20, 2006 the Board approved the award to Jeffery A. Bryson of 23,350 shares of common stock under the Company’s 2005 Incentive Compensation Plan. Such shares are registered pursuant to the Company’s Form S-8 registration statement filed with the Securities and Exchange Commission on January 27, 2006. Under the terms of the award, 11,675 shares vested immediately upon Mr. Bryson’s election to the Board and the remaining shares will vest at the conclusion of the 2007 Annual Meeting of Stockholders of the Company if Mr. Bryson is reelected to the Board for a successive term at such Meeting. The Company intends to enter into a Restricted Stock Agreement with Mr. Bryson setting forth with more particularity the terms of the stock awards.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2006, the Board elected Jeffery A. Bryson to fill the vacancy on the Board created by the February 22, 2006 resignation of Thomas V. Butta. Mr. Bryson will serve on the Company’s Audit and Compensation Committees.

Prior to his election to the Board, Mr. Bryson has engaged in no transaction with the Company or its affiliates in which he had a direct or indirect interest requiring disclosure under this Item.

Item 8.01.	Other Events.

On June 22, 2006, the Company issued a press release concerning the election of Jeffrey A. Bryson to the Board. The press release is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 22, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: June 23, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 22, 2006.